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                                                                    Exhibit 3.1
No. 11-B 2-75                                               Submit in duplicate
                                              Include License and Filing Fees**

     One or more natural persons of the age of 18 years or more may incorporate a business corporation by signing, verifying and delivering Articles of Incorporation in duplicate to the Corporation Commissioner, The procedure for the formation of business corporations is set forth in ORS 57.306 through
57.331. See ORS 57.311 for the content of Articles of Incorporation.

                            Articles of Incorporation

     The undersigned natural person(s) of the age of eighteen years or more under the Oregon Business Corporation Act, adopt the following Articles of
Incorporation:

ARTICLE I The name of this corporation is Evergreen Air. Inc.

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(The corporate name must contain the word "Corporation", "Company",
"Incorporated" or "Limited" or an abbreviation of one of such words.)

and its duration shall be perpetual

ARTICLE II The purpose or purposes for which the corporation is organized are:

           To act as a holding company of, and to provide services to, various subsidiary corporations engaged in the commercial operation of helicopters and fixed wing aircraft, and to engage in any other lawful activity for which corporations may be organized under ORS Chapter 57.

(It is not necessary to set forth in the Articles any of the corporate powers enumerated in ORS 57.030 and 57.035. It is sufficient to state, cither alone or with other purposes, "That the corporation may engage in any lawful activity for which corporations may be organized under ORS Chapter 57"; however, it is desirable to state the primary purpose of the corporation in conjunction with such statement.)

ARTICLE III The aggregate number of shares which the corporation shall have authority to issue is

500 shares of no par value common stock

(Insert statement as to par value of such shares or a statement that all of such shares are to be without par value. If there is more than one claw of stock, insert a statement as to the preference, limitations and relative rights of each class.)

ARTICLE IV The address of the initial registered office of the corporation
is             900 S. W. Fifth Avenue
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    (Street and Number)  (NOTE--A P.O Box No. is not acceptable)
Portland, Oregon    97204    and the name of its initial registered agent at
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(City and State)  (Zip Code)

such address is Gerald A. Froebe

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ARTICLE V The number of directors constituting the initial board of directors of the corporation is two and the names and addresses of the persons who are to serve as directors until the first annual

         Name                                   Address
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                               (NOTE: A P.O. BOX NUMBER IS NOT ACCEPTABLE)
                               (Street and Number) (City and State) (Zip)

                               Three Mile Lane
Delford M. Smith               McMinnville, Oregon 97128
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                               Three Mile Lane
Phoebe A. Hocken               McMinnville, Oregon 97128
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ARTICLE VI The name and address of each incorporator is:

         Name                                   Address
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                               (NOTE:   A P.O.  BOX NUMBER IS NOT ACCEPTABLE)
                               (Street and Number)   (City and State)   (Zip)

Gerald A. Froebe               900 S. W. Fifth Avenue
                               Portland, Oregon 97204
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ARTICLE VII (Provisions for regulation of internal affairs of the corporation as may be appropriate.)

     We, the undersigned incorporators, declare under penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief, it is true, correct and complete.

                                                  /s/ Gerald A. Froebe
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Dated  August 2, 1978

     **Submit articles in duplicate original with filing and license fees as listed below. Duplicate original means both copies MUST have original signatures.

   If the
 authorized
   shares      But do not    Filing    License    Total
   exceed        Exceed        Fee       Fee       Fee

$          0   $     5,000   $    10   $    10   $    20
       5,000        10,000        15        15        30
      10,000        25,000        20        20        40
      25,000        50,000        30        30        60
      50,000       100,000        50        50       100
     100,000       250,000        75        75       150
     250,000       500,000       100       100       200
     500,000     1,000,000       125       125       250

If the authorized shares exceed $1,000,000 , a $200 license fee and a $200 filing fee--totaling $400. To determine the amount of organization fee payable by a corporation having stock without par value, but for no other purpose, such shares of stock shall be deemed equivalent to shares having a par value of $10 each.

     File with Corporation Commissioner, Commerce Building. 158 12th Street N.E., Salem. Oregon 97310.